Exhibit 3.1

2024-12-1721:15:41 GMT   Page:3of4   FRANCISCO V. AGUILAR secretary of State 401 North Carson Street   Carson City, Nevada 89701-4201   (ns) 684-5708   Website: www.nvsos.gov Filed in the Office of Secretary of State State Of Nevada Business Number E0448942011-9 Filing Number 20244538678 Filed On 12/17/2024 1:14:00 PM Number of Pages 2 3   1888611ssn   LLC   Amendment or Withdrawal of   NRS 78.1955, 78.1955(6)   Certificate of Designation   Certificate of Amendment to Designation • Before Issuance of Class or Series   !X Certificate of Amendment to Designation - After Issuance of Class or Series   Certificate of Withdrawal of Certificate of Designation   TYPE OR PRINT- USE DARK INK ONLY- DO NOT HIGHLIGHT 1. Entity information:   of entity: --····--·---------------------�----··-------- ----------------- Scientifix, Inc. IMAGE OMITTEDIMAGE OMITTEDEntity or Nevada Business Identification Number (NVID): -- ------·--·----··· ... .. . -····· -···-------- ........ -------·-···- -E---0--44---8-9-�42-�0-·---11----9---·······"-···---------�---·-· ···..-··· 2. Effective date and   time: For Certificate of Designation or   Amendment to Designation Only   Date:   Time:   ·····---· ·· .. 3. Class or series of stock: (Certificate of Designation only) 4. Information for amendment of class or series of stock: 5. Amendment of class or series of stock: 6. Resolution: Certificate of Designation and Amendment to Designation only) (Optional): (must not be later than 90 days after the certificate is filed) The class or series of stock being designated with in this filing: The original class or series of stock being amended within this filing:   Series C Non-Convertible Preferred Stock :� Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of Incorporation or the certificate of designation. By resolution of the board of directors pursuant to a provision In the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock. •   Parag ap - f e Certificate Designation Series C Non-Convertible ······   r h 7 of h of of   Preferred Sto ck is amended in its entirety to read as set forth on Exhibit A.   IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED7. Withdrawal: Withdrawn:   -···--�-""""-·---·�---··--------�-----   · ··-··- ------------------ ·----------·---·--·---·· Designation: ·····---·----·----·· ····-···· ---- No shares of the class or series of stock being withdrawn are outstanding.   The resolution of the board of directors authorizing the withdrawal of the certificate of   designation establishing the class or series of stock:*   8. Signature: (Required)   X lan T. Bothwell Signature of Officer   -----�-------------�--�   Date: 12/11/2024 * Attach additional page(s) if necessary Page 1 of 1 IMAGE OMITTED   o1:14:39 p.m. 12-n-2024   To:NevadaSOS   Docusign Envelope ID:  1DCCDCC4-0B7A-4B91-903B-3D8B3CD2CB2F   This form must be accompanied by appropriate fees.   ReviSed: 811/2023   18886118813   4   2024-12-1721:15:41 GMT   Page:4of4   18886118813   From: Vcorp Ser vices, LL(   IMAGE OMITTED   o1:14: 39p.m.12-17-2024   To: NevadaSOS   Oocusign Envelope 10:   1DCCDCC4-087A-4891-9038-30883C02CB2F

EXHIBIT A TO   CERTIFICATE OF AMENDMENT TO   CERTIFICATE OF DESIGNATION OF   SERIES C CONVERTffiLE PREJ!"'ERRED STOCK   "7. Reference is made to that Securities Purchase Agreement dated August   19, 2022 (the "Purchase Agreement"), by and among the Company, Skycrest Holdings, LLC ("Skycrest") and Greyt Ventures LLC ("Greyt"). The Series C Preferred Stock held by Skycrest or Greyt or any permitted assignee of Skycrest or Greyt (a "Permitted Assignee") shall be automatically redeemed by the Company and cease to be outstanding at a redemption price of $1.00 per share, at such time as (a) with respect to Skycrest or a Permitted Assignee of Skycrest, Skycrest no longer beneficially owns more than fifty percent (50%) of the shares (of Common Stock of the Company purchased by the Skycrest pursuant to the Purchase Agreement; (b) with respect to Greyt or a Permitted Assignee of Greyt, Greyt no longer beneficially owns more than fi.fty percent (50%) of·the shares (of Common Stock ofthe Company purchased by Greyt pursuant to the Purchase Agreement; or (b) ifSkycrest, Greyt or an Permitted Assignee of Skycrest or Greyt, transfers or attempts to transfer ownership of the shares of Series C Preferred Stock held by it to any third party, other than with the affirmative vote or the unanimous written consent of the Company's board of directors". 1